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                                                                      EXHIBIT 11

                        Morgan Stanley Dean Witter & Co.
                        Computation of Earnings Per Share
                        (In millions, except share data)

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
                                                                 Three Months Ended                      Nine Months Ended
                                                       --------------------------------------    ---------------------------------

                                                         August 31           August 31           August 31        August 31
                                                           1999                 1998               1999             1998
                                                       ------------------  ------------------    ---------------- ----------------
Basic:

Weighted-average shares outstanding                          550,056,731         573,170,507         553,362,966      582,105,755
                                                       ==================  ==================    ================ ================

Earnings:
     Income before cumulative effect
     of accounting change                                           $970                $626              $3,158           $2,169
     Cumulative effect of accounting change                            -                   -                   -            (117)
     Less:    Preferred stock dividend
              requirements                                          (11)                (14)                (33)             (43)
                                                       ------------------  ------------------    ---------------- ----------------

     Earnings applicable to common shares                           $959                $612              $3,125           $2,009
                                                       ==================  ==================    ================ ================

Basic EPS before cumulative effect
of accounting change                                               $1.74               $1.07               $5.65            $3.65
Cumulative effect of accounting change                                 -                   -                   -           (0.20)

                                                       ==================  ==================    ================ ================
Basic earnings per share                                           $1.74               $1.07               $5.65            $3.45
                                                       ==================  ==================    ================ ================

Diluted:


Weighted-average shares outstanding                          550,056,731         573,170,507         553,362,966      582,105,755
Average common shares issuable
     under employee benefit plans                             19,004,202          19,708,913          19,637,682       19,201,179
     and exercise of put options
Average common shares issuable upon
     conversion of ESOP preferred stock                       11,639,890          11,900,174          11,716,758       11,958,273
                                                       ------------------  ------------------    ---------------- ----------------


              Total weighted-average diluted shares          580,700,823         604,779,594         584,717,406      613,265,207
                                                       ==================  ==================    ================ ================

Earnings:
     Income before cumulative effect
     of accounting change                                           $970                $626              $3,158           $2,169
     Cumulative effect of accounting change                                                                                 (117)
     Less:    Preferred stock dividend
              requirements                                           (9)                (13)                (27)             (38)
                                                       ------------------  ------------------    ---------------- ----------------

     Earnings applicable to common shares                           $961                $613              $3,131           $2,014
                                                       ==================  ==================    ================ ================


     Diluted EPS before cumulative effect
     of accounting change                                          $1.65               $1.01               $5.35            $3.47
     Cumulative effect of accounting change                            -                   -                   -           (0.19)

                                                       ==================  ==================    ================ ================
Diluted earnings per share                                         $1.65               $1.01               $5.35            $3.28
                                                       ==================  ==================    ================ ================
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